SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 24, 2001

AMERICA FIRST MORTGAGE INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

      Maryland                 001-13391

(State of Formation) (Commission File Number)

                13-3974868

(IRS Employer Identification Number)

             399 Park Avenue

          New York, New York                          10022

(Address of principal executive offices) (Zip Code)

                    (212) 935-8760

(Registrants' telephone number, including area code)

               Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

Attached hereto as Exhibit 99 is a press release issued by America First Mortgage Investments, Inc. on September 24, 2001 regarding the execution of an Agreement and Plan of Merger with America First Mortgage Advisory Corporation, its external advisor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA FIRST MORTGAGE INVESTMENTS, INC.,

By  /s/ Stewart Zimmerman

Stewart Zimmerman, President and Chief Executive Officer

Dated: September 24, 2001

EXHIBIT 99

PRESS RELEASE

America First Mortgage Investments, Inc. (NYSE: MFA)

Announces Board Approval of Proposal to

Become Self-Advised REIT

New York, New York., September 24/ PRNewswire/ -- America First Mortgage Investments, Inc. (NYSE: MFA) today announced that it has executed a definitive agreement and Plan of Merger which provides for MFA's external advisor, America First Mortgage Advisory Corporation ("AFMAC"), to merge with and into MFA. The shareholders of AFMAC will receive 1,287,500 shares of MFA common stock as merger consideration. After completion of this transaction, MFA will become a self-advised real estate investment trust.

The Merger Agreement was approved on Friday, September 21 by a Special Committee consisting solely of independent Directors of MFA and by the full Board of Directors of MFA.

The transaction is contingent upon several conditions, including the approval by the shareholders of MFA. Shareholders of MFA will be provided a proxy statement describing the terms of the merger prior to being asked to vote on the issuance of the shares of MFA common stock in, and the other transactions associated with, the merger at a special meeting of shareholders. This meeting is expected to take place in the fourth quarter of 2001. There can be no assurance that the conditions will be satisfied or that the transaction will be consummated.

As a self-advised REIT, MFA will no longer pay a management fee and an incentive compensation fee to its external advisor. Further, executives of the external advisor will become employees of MFA.

"We are pleased to have finalized this agreement between MFA and AFMAC, and we believe the transaction is advantageous to the shareholders of MFA. Under current market conditions, it is expected that this transaction will be accretive to earnings per share. In addition, as MFA continues to grow, MFA shareholders will receive the incremental benefit of economies of scale." stated Stewart Zimmerman, President and Chief Executive Officer of MFA. "We believe that investors will view a self-advised structure more favorably, which over time is expected to enhance shareholder value. The execution of the agreement between MFA and AFMAC is an important step towards the goal of MFA becoming a self-advised real estate investment trust."

MFA's Special Committee retained Tucker Anthony Sutro Capital Markets as its financial advisor for the transaction. AFMAC retained Friedman Billings Ramsey as its appraiser. Tucker Anthony Sutro Capital Markets has rendered an opinion to the effect that the transaction is fair, from a financial point of view, to MFA and its stockholders.

MFA's objective is to generate a high level of income from its portfolio of high-quality adjustable-rate mortgage securities and other assets. As of June 30, 2001, approximately 94% of assets consisted of: mortgage-backed securities guaranteed by an agency of the United States government such as the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"); other securities rated AAA by Standard & Poors Corporation and cash. MFA also owns interests in six multifamily apartment properties consisting of a total of 1,473 rental units, and certain debt and equity securities. MFA finances the acquisition of mortgage-backed securities primarily by borrowing at short-term rates using reverse repurchase agreements.

For more information, visit us on the web at www.mfa-reit.com.

Information contained in this Press Release contains "forward-looking statements" relating to, without limitation, future performance, plans and objectives of management for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. Several factors with respect to such forward-looking statements, including certain risks and uncertainties, could cause actual results to differ materially from those in such forward-looking statements.